Exhibit 8.1

LIST OF PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Place of Incorporation
Dragon Jade Holdings Limited	BVI
Aih Investment Management Corp.	U.S.A.
Peng Oi Investment (Hong Kong) Holdings Limited	Hong Kong
Xi’an New Pengai Yueji Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Chengdu Pengai Yueji Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Beijing Aomei Yixin Investment Consultant Co., Ltd.	PRC
Beijing Aomei Yixin Investment Consultant Co., Ltd. Pengai Aesthetic Medical Clinic	PRC
Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Haikou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Huizhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Peng Yida Business Consulting (Shenzhen) Co., Ltd.	PRC
Shanghai Pengai Xiuqi Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Shanghai Pengai Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Shenzhen Pengai Aesthetic Medical Hospital	PRC
Shenzhen Pengai Culture Broadcast Co., Ltd.	PRC
Shenzhen Pengai Hospital Investment Management Co., Ltd.	PRC
Shenzhen Pengai Xiuqi Aesthetic Medical Hospital	PRC
Shenzhen Pengcheng Hospital	PRC
Yantai Pengai Cosmetic Surgery Hospital Co., Ltd.	PRC
Guangzhou Pengai Xiuqi Aesthetic Medical Outpatient Department Co., Ltd.	PRC
Shenzhen Ruimei Enterprise Management Co., Ltd.	PRC